Exhibit 24.1
POWER OF ATTORNEY
     Each of the undersigned hereby constitutes and appoints David R. Weinreb and Grant Herlitz, and each of them, with full power to act and with full power of substitution and resubstitution, his true and lawful attorneys-in-fact with full power to execute in his name and on his behalf in his capacity as a director or officer or both, as the case may be, of The Howard Hughes Corporation (the “Company”) a registration statement on Form S-11 under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering shares of the Company’s common stock, par value $0.01 per share, for sale by certain stockholders of the Company, including post-effective amendments to such registration statement on Form S-11, and to sign any and all additional registration statements relating to the same offering of securities as the Company’s registration statement on Form S-11 that are filed pursuant to the requirements of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratifies and confirms that such attorneys-in-fact, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

/s/ William Ackman	/s/ Allen Model

William Ackman	Allen Model

/s/ David Arthur	/s/ R. Scot Seller

David Arthur	R. Scot Sellers

/s/ Adam Flatto	/s/ Steven Shepsman

Adam Flatto	Steven Shepsman

/s/ Jeffrey Furber	/s/ Andrew C. Richardson

Jeffrey Furber	Andrew C. Richardson

/s/ Gary Krow Gary Krow
Dated: May 17, 2011